UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) : February 21, 2003
                                                         -----------------

                                Akid Corporation
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Colorado                   000-27333                     84-1493150
----------------------     ----------------       ------------------------------
(State or other juris-     (Commission file       (I.R.S. Employer incorporation
diction of organization)       Number)                or identification No.)


              10077 East County Line Road, Longmont, Colorado 80501
              -----------------------------------------------------
               (Address of Principal executive offices) (zip code)


                7899 West Frost Drive, Littleton, Colorado 80128
             -------------------------------------------------------
             (Former name, former address and former fiscal year, if
                           changed since last report)


                                  303-772-3316
                           ---------------------------
                           (Issuer's telephone number)


Item 1. Changes in control of Registrant.

As of February 21, 2003 Akid Corporation (the "Company"), Corporate Management Services, Inc. ("CMSI") and James B. Wiegand ("Wiegand") entered into and closed an agreement for the Purchase of Common Stock pursuant to which CMSI will sell 750,000 shares of the common stock of the Company to Wiegand for $2,500. The closing of the sale occurred February 21, 2003. The funds for the purchase price came from the personal funds of Wiegand.

As part of this transaction, Wiegand was appointed the Secretary and President of the Company and as a member of the Board of Directors. Prior to this transaction there was no relationship between Wiegand and the Company or CMSI nor did Wiegand own any securities of the Company.

Following closing of the sale,  Wiegand owns  approximately 61.1 % of the issued and outstanding shares of the Company and CMSI will continue to own approximately 20.3% of the Company's issued and outstanding shares. At closing, all of the current officers and directors of the Company resigned and directors designated by Wiegand will be appointed to the Company's Board of Directors.

Item 7(c). Exhibits

10.1 Agreement for the Purchase of Common Stock dated as of February 21, 2003 and effective as of February 21, 2003 by and between Corporate Management Services, Inc. Akid Corporation and James B. Wiegand.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  February 28, 2003                    AKID CORPORATION

                                            By:  /s/ James B. Wiegand
                                                 -------------------------------
                                                     James B. Wiegand, President